                                                                    EXHIBIT 12.1

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (Dollars in thousands)


                                      Years Ended                                                                    Three Months
                                       -----------------------------------------------------------------------           Ended
                                       June 27,         June 26,       June 25,       June 30,        June 29,       September 28,
                                         1997             1998           1999           2000            2001             2001
                                       --------         --------       --------       --------        -------        -------------
Earnings:
Income (loss) before income taxes      $  2,211         $     97       $  4,135       $ 19,973       $(12,991)         $ (8,526)
Add:
  Interest expensed                         509              437            485            433            109                25
  Interest capitalized                                                      911            381
                                       --------         --------       --------       --------        -------        -------------
Earnings as defined                    $  2,720         $    534       $  5,531       $ 20,787       $(12,882)         $  (8,501)
                                       ========         ========       ========       ========        =======        =============

Fixed charges:
  Interest  expensed                   $    509         $    437       $    485       $    433       $    109          $      25
  Interest capitalized                        -                -            911            381              -                  -
                                       --------         --------       --------       --------        -------        -------------
Fixed charges as defined               $    509         $    437       $  1,396       $    814       $    109          $      25
                                       ========         ========       ========       ========        =======        =============
Ratio of earnings to fixed charges          5.3              1.2            4.0           25.5              - (a)              - (a)
                                       ========         ========       ========       ========        =======        =============

(a) Earnings were insufficient to cover fixed charges by $12,991 for the year ended June 29, 2001 and by $8,526 for the thirteen-week period ended September 28, 2001.

The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income or loss, to which has been added fixed charges and taxes based upon income or loss. Fixed charges consist of interest expense on borrowing, including capitalized interest during the period.


                        COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
                                                             (Dollars in thousands)

                                                                          Years Ended                                 Three Months
                                               ---------------------------------------------------------------------      Ended
                                                  June 27,      June 26,       June 25      June 30,       June 29,  September 28,
                                                    1997          1998           1999         2000           2001          2001
                                                  ---------      ------       --------      --------      ---------        --------
Earnings:
Income (loss) before income taxes              $   2,211      $   97       $  4,135      $ 19,973      $ (12,991)       $ (8,526)
Add:
  Interest expensed                                  509         437            485           433            109              25
  Interest capitalized                                                          911           381
  Preference security dividend requirements
    of consolidated subsidiaries                     193         203          1,022
Less:
  Preference security dividend requirements
    of consolidated subsidiaries                    (193)       (203)        (1,022)

                                               ---------      ------       --------      --------      ---------        --------

Earnings as defined                            $   2,720      $  534       $  5,531      $ 20,787      $ (12,882)       $ (8,501)
                                               =========      ======       ========      ========      =========        ========


Fixed charges:
  Interest expensed                            $     509      $  437       $    485      $    433      $     109        $     25
  Interest capitalized                                 -           -            911           381              -               -
  Preference security dividend requirements
    of consolidated subsidiaries                     193         203          1,022

                                               ---------      ------       --------      --------      ---------        --------
Fixed charges as defined                       $     702      $  640       $  2,418      $    814      $     109        $     25
                                               =========      ======       ========      ========      =========        ========


Ratio of earnings to fixed charges                   3.9         0.8            2.3          25.5              - (a)           - (a)
                                               =========      ======       ========      ========      =========        ========

(a) Earnings were insufficient to cover fixed charges by $12,991 for the year ended June 29, 2001 and by $8,526 for the thirteen-week period ended September 28, 2001.

The ratio of earnings to combined fixed charges and preference dividends represents, on a pre-tax basis, the number of times earnings cover combined fixed charges and preference dividends. Earnings consist of net income or loss, to which has been added fixed charges and taxes based upon income or loss. Fixed charges consist of interest expense on borrowing, including capitalized interest during the period, and preference security divend requirements on consolidated subsidiaries.